1998 INCENTIVE STOCK OPTION PLAN

                                       OF

                      FORTUNE NATURAL RESOURCES CORPORATION
                             A DELAWARE CORPORATION

         1.       PURPOSE.

         The purpose of this Plan is to strengthen Fortune Petroleum Corporation (the "Company") by providing an additional means of retaining competent management personnel and by providing to participating directors, officers and other key employees added incentive for high levels of performance and for unusual efforts to increase the earnings of the Company. The Plan seeks to accomplish these purposes and results by providing a means whereby such directors, officers and other key employees may purchase shares of the capital stock of the Company pursuant to options.

         2.       ADMINISTRATION.

         This Plan shall be administered by the Compensation Committee (the "Committee") consisting of members selected by, and serving at the pleasure of, the Board of Directors of the Company (the "Board"). Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote, or to the written consent of a majority of its members.

         Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, and to define the terms used therein, to prescribe, amend, and rescind rules and regulations relating to the administration of the Plan, to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on the foregoing matters shall be conclusive. Subject to the express provisions of the Plan, the Committee shall determine from the eligible class the individuals who shall receive options, and the terms and provisions of the options (which need not be identical); provided, however, that all grants of options shall be by the Board.

         3.        PARTICIPATION.

         Directors, officers and other key employees of the Company or of any subsidiary corporation shall be eligible for selection to participate in the Plan. An individual who has been granted an option may, if otherwise eligible, be granted an additional option or options if the Board shall so determine.


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         Any  individual  who,  at the time the  option is  granted,  owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company of its parent or any subsidiary shall not be eligible to participate in the Plan, unless at the time an option is granted to such person the option price is at least one hundred ten percent (110%) of the fair market value of the stock subject to the option and such option is not exercisable after 5 years from the date such option is granted.

         4.       STOCK SUBJECT TO THE PLAN.

         Subject to adjustments as provided in Section 11 hereof, the stock to be offered under the Plan shall be shares of the Company's authorized but unissued Common Stock (hereinafter called "stock") and the aggregate amount of stock to be delivered upon the exercise of all options granted under the Plan shall not exceed the following:

          YEAR IN WHICH OPTIONS GRANTED                     SHARES AVAILABLE

                      1998                                     2,000,000

                      1999                         10% of outstanding stock on
                                                   December 31, 1998

                      2000                         10% of outstanding stock on
                                                   December 31, 1999

                      2001                         10% of outstanding stock on
                                                   December 31, 2000

                      2002                         10% of outstanding stock on
                                                   December 31, 2001

     Of the options available for grant each year, 60% of the available options shall be available for grant to executive personnel, 30% shall be available for grant to employees and 10% to outside directors of the Company. If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of this Plan.

     Subject to the general limitations contained in this Plan, the Board may make any adjustment in the exercise price or the number of shares subject to, or the term of an option, by cancellation of an outstanding option and a subsequent regranting of an option which may have an exercise price which is higher or lower than the prior option, provide for a greater or lesser number of shares subject to the option, or provide for a longer or shorter term than the prior option.

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         5.       OPTION PRICE.

         The purchase price of stock covered by each option shall be determined by the Committee but shall not be less than the following prices:

         YEAR IN WHICH OPTIONS GRANTED                          OPTION PRICES

          1998               100% of fair market  value on January 1, 1998

          1999               110% of fair market  value on January 1, 1998

          2000               110% of fair market  value on January 1, 1999

          2001               110% of fair market  value on January 1, 2000

          2002               110% of fair market  value on January 1, 2001

provided, however, that in no event shall the option price be less than the fair market value of the Company's common stock on the date of grant of the option. The purchase price of any shares purchased shall be paid in full in cash or by check at the time of each purchase unless the Committee approves an alternative type of consideration.

         6.       OPTION PERIOD.

         Each option and all rights or obligations thereunder shall expire on such date as the Committee or the Board shall determine, but not later than the fifth anniversary of the date on which the option is granted, and shall be subject to earlier termination as hereinafter provided.

         7.       EXERCISE OF OPTION: CONTINUATION OF EMPLOYMENT.

         Each person to whom an option is granted must agree to remain as a director or otherwise in the continuous employ of the Company, or its parent or subsidiary corporation, during the period beginning on the date of grant of the option and ending on the day one year before the date of his or her exercise of an incentive stock option. No disposition of the stock that is transferred to such person pursuant to his or her exercise of an incentive stock option may be made by such person within 2 years from the date of the granting of the option and within one year after the transfer of such share to him or her unless the stock is currently included in, or subsequently made a part of, an effective registration statement. Nothing contained in the Plan (or in any option granted pursuant to the Plan) shall confer upon any employee any right to continue in the employ of the Company or of any subsidiary or parent corporation of the Company or shall impair the right of the Company to reduce such person's compensation from the rate in

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existence at the time of the granting of an option or to terminate such person's employment, but nothing contained herein or in any option agreement shall affect any contractual rights of an employee.

         Each option shall become exercisable and the total number of shares subject thereto shall be purchasable, in such installments, which need not be equal, as the Committee shall determine; provided, however, that if the holder of an option shall not in any given installment period purchase all of the shares that such holder is entitled to purchase in such installment period, such holder's right to purchase any shares not purchased in such installment period shall continue until the expiration or sooner termination of such holder's option. No option or installment thereof shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded except that they may be accumulated in accordance with the next preceding sentence. No less than ten (10) shares may be purchased at one time unless the number purchased is at the time the total number available for purchase under the option.

         The employee shall have the right to receive property at the time of exercise of the option so long as the property is subject to inclusion in income under Internal Revenue Code Section 83.

         8.       NONTRANSFERABILITY OF OPTION.

         An option granted under this Plan shall, by its terms, be nontransferable by the option holder other than by will or the laws of descent an distribution, and shall be exercisable during the life of the option holder only by such holder.

         9.       TERMINATION OF EMPLOYMENT.

         If the option holder ceases to be a director of or employed by the Company or any subsidiary or parent because of discharge for cause (the term "cause" as used herein with respect to the discharge by the Company of any option holder shall mean failure by such option holder to perform in a satisfactory manner such holder's duties as an employee of the Company, as determined by the Board in its discretion, or conduct on the part of such option holder which the Board, in good faith shall determine would reflect so seriously upon the public reputation of the option holder, if such conduct became publicly known, as to prejudice substantially the Company's interest if such option holder were retained as an employee of the Company of any subsidiary or parent), such holder's option shall expire concurrently with such discharge for cause. If the option holder ceases to be a director of or employed by the Company or any subsidiary or parent for any reason other than death or discharge for cause, such holder's option shall, subject to earlier termination pursuant to Section 6, expire upon the later of (a) one year thereafter or (b) one year from the effective date of a registration statement covering such shares unless a shorter period is provided in the option and during such period after such holder ceases to be an employee such option shall be exercisable only as to those shares with respect to which installments as had accrued as of the date of such cessation of employment.


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         10.      DEATH OF EMPLOYEE.

         If any option holder dies (a) while a director of or employed by the Company or any subsidiary or parent or (b) during the period referred to in
Section 9 hereof, such holder's option shall, subject to earlier termination pursuant to Section 6 above, expire one year after the date of such death. During the period after such death such option may, to the extent that installments, if any, had accrued as of the date of death, be exercised by the person or persons to whom the option holder's right under the option shall pass by will or by the applicable laws of descent and distribution.

         11.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

         If the outstanding shares of the stock of the Company are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share covered by the option.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property of the Company to another corporation, this Plan shall terminate, and any option theretofore granted hereunder shall terminate, unless provision be made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices.

         Adjustments under this section shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding, and conclusive. No fractional shares of stock shall be issued under the Plan on account of any such adjustment.

         12.      AMENDMENT AND TERMINATION.

         The Board may at any time suspend, amend, or terminate this Plan and may, with the consent of an option holder, make such modifications of the terms and conditions of such holder's option as it shall deem advisable. No option may be granted during any suspension of the Plan or after such termination. The amendment, suspension, or termination of the Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under the Plan.


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         13.      TIME OF GRANTING OF OPTIONS.

         The granting of an option pursuant to the Plan shall take place at the time of the Board's action, as described in the second paragraph of Section 2 hereof: provided, however, that if the appropriate resolutions of the Board indicate that an option is to be granted as of and at some future date, the date of grant shall be such future date.

         14.      PRIVILEGES OF STOCK OWNERSHIP; NONDISTRIBUTIVE INTENT.

         The holder of an option shall not be entitled to the privilege of stock ownership as to any shares of stock not actually issued and delivered to him. Upon the exercise of an option at a time when there is not in effect under the Securities Act of 1933 a registration statement relating to the stock issuable upon exercise thereof and available for delivery a prospects meeting the requirements of Section 10(a)(3) of said Act, the option holder shall represent and warrant in writing to the Company that the shares purchased are not being acquired with a view to the distribution thereof. No shares shall be issued upon the exercise of any option unless and until any then applicable requirements of the Securities and Exchange Commission and other regulatory agencies having jurisdiction and of any exchanges upon which stock of the Company may be listed shall have been fully complied with.

         15.      EFFECTIVE DATE OF THE PLAN.

         This Plan shall be effective upon approval thereof by the vote or written consent to the holders of a majority of the Company's outstanding stock entitled to vote thereon.

         16.      TERMINATION.

         Unless previously terminated by the Board of Directors, this Plan shall terminate at the close of business on December 31, 2002, and no options shall be granted under it thereafter, but such termination shall not affect any option theretofore granted.


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